UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ASFI	Nasdaq Global Select Market

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting (the “Annual Meeting”) of stockholders of Asta Funding, Inc. (the “Company”) held on August 14, 2019, the holders of our outstanding stock took the actions described below. As of the record date, June 26, 2019, for the Annual Meeting, 6,605,915 shares of common stock were issued and outstanding, each entitled to one vote per share, of which 5,714,424 were present in person or by proxy at the Annual Meeting.

1.     The stockholders elected Gary Stern, David Slackman, Timothy Bishop, Michael Monteleone and Louis A. Piccolo to serve on our Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified. The results of the voting are as follows:

	For	Withheld	Broker Non-Votes
Gary Stern	4,851,444	124,826	738,154
David Slackman	4,588,426	387,844	738,154
Timothy Bishop	4,569,946	406,324	738,154
Michael Monteleone	4,853,343	122,927	738,154
Louis A. Piccolo	4,850,056	126,214	738,154

2.     The stockholders also approved a proposal to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the 2019 fiscal year. The voting results for this proposal are as follows:

Voted For	Voted Against	Abstentions	Broker Non-Votes
5,685,695	6,441	22,288	-

Additional information about these proposals can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on July 3, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASTA FUNDING, INC.

Date: August 15, 2019	By:	/s/ Gary Stern
Gary Stern
Chief Executive Officer